UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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ALTAIR ENGINEERING INC.

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ALTAIR ENGINEERING INC.

1820 East Big Beaver Road

Troy, Michigan 48083

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 14, 2018

To the Stockholders of

Altair Engineering Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Altair Engineering Inc. will be held at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York, on June 14, 2018, beginning at 9:00 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

•	To elect three director nominees to serve as Class I directors for a three-year term expiring at the annual meeting of stockholders in 2021;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

•	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 19, 2018 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

/s/ James R. Scapa

James R. Scapa

Chief Executive Officer

April 26, 2018

Troy, Michigan

ALTAIR ENGINEERING INC.

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on June 14, 2018 at 9:00 a.m. local time, at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Altair Engineering Inc. (the “Board”). This proxy statement is first being made available to stockholders on or about April 26, 2018.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 14, 2018.

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2018 Annual Meeting, our annual report for the fiscal year ended December 31, 2017 and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

In this Proxy Statement, the terms “Altair,” “we,” “us,” and “our” refer to Altair Engineering Inc. The mailing address of our principal executive offices is Altair Engineering Inc., 1820 East Big Beaver Road, Troy, Michigan 48083.

About the Meeting

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

•	To elect three director nominees to serve as Class I directors for a three-year term expiring at the annual meeting of stockholders in 2021;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

•	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein and the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018 are advisable and in the best interests of Altair and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the meeting?

Only holders of record of our Class A common stock and Class B common stock at the close of business on the record date, April 19, 2018, are entitled to receive notice of the Annual Meeting and to vote either class of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to ten votes on each proposal.

As of the record date, we had 27,495,652 shares of our Class A common stock outstanding and 36,507,676 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

If you are a stockholder of record and plan to attend the Annual Meeting, please contact us by email at ir@altair.com to register to attend the Annual Meeting on or before June 7, 2018. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Altair Engineering Inc., 1820 East Big Beaver Road, Troy, Michigan 48083, Attn: Investor Relations. For security reasons, you must comply with our pre-registration requirements, you must present a form of government issued photograph identification on the day of the Annual Meeting, and you should plan to arrive at least thirty minutes prior to the meeting in order to attend the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

Your vote is important. Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 26, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on the record date and will post our proxy materials on the website referenced above. Stockholders may choose to access our proxy materials on the website referred to above or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 13, 2018.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call.

Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Please note that if you received a Notice of Internet Availability, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet and how to request paper copies of the proxy materials.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of Altair a notice of revocation;

•	later-dated vote by telephone or on the Internet;

•	sending in another duly executed proxy bearing a later date; or

•	attending the Annual Meeting and casting your vote in person. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of the voting power of the common stock issued and outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the first proposal (election of Class I directors), directors are elected by a plurality of the voting power of the shares of our common stock present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the first proposal.

With respect to the second proposal to ratify the appointment of Ernst & Young LLP and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy and entitled to vote, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the

New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines a proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names will have the same effect as a vote against such proposal.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

The election of directors (Proposal No. 1) is generally not considered to be a “routine” matter and brokers are not permitted to vote on this matter if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 2) is generally considered to be a “routine” matter, and hence your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT THREE DIRECTORS, AS CLASS I DIRECTORS, TO SERVE THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2021 AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is divided into three classes: Class I, Class II and Class III, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There are three directors in the class whose term of office expires in 2018. All three of these directors have been nominated for election as Class I directors at this Annual Meeting. Each of the nominees listed below is currently a director of Altair. If elected at the Annual Meeting, the Class I nominees would serve until the 2021 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the three nominees named below. The three director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Class I Nominees for Election for a Term Expiring at the 2021 Annual Meeting

The following table sets forth the name, age, position and tenure of our Class I directors who are up for re-election at the 2018 Annual Meeting for a term expiring at the 2021 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Mary C. Boyce	59	Director	2018
James Brancheau	67	Director	2004
Jan Kowal	64	Director	2013

The following biographical descriptions set forth certain information with respect to the director nominees, based on information furnished to Altair by each director nominee.

Mary C. Boyce has served as a member of our board of directors since April 2018. Dean Boyce is Dean of The Fu Foundation School of Engineering and Applied Science at Columbia University in the City of New York, where she is also the Morris A. and Alma Schapiro Professor of Engineering. Prior to joining Columbia, Dean Boyce served on the faculty of the Massachusetts Institute of Technology (“MIT”) for over 25 years, leading the Mechanical Engineering Department from 2008 to 2013. She holds a BS degree in engineering science and mechanics from Virginia Tech, and MS and PhD degrees in mechanical engineering from MIT. Dean Boyce’s research focuses on materials and mechanics, particularly in the areas of multi-scale and nonlinear mechanics of polymers and soft composites, and her work has been documented in over 170 archival journal articles spanning materials, mechanics, and physics. She has mentored over 40 M.S. thesis students and over 25 Ph.D. students and has been widely recognized for her scholarly contributions, including election as a fellow of the American

Society of Mechanical Engineers, the American Academy of Arts and Sciences, and the National Academy of Engineering. Boyce leads the education and research mission of Columbia Engineering with more than 200 faculty, 1,500 undergraduate students, 2,500 graduate students, and 100 postdoctoral fellows. We believe Ms. Boyce is qualified to serve on our board of directors because of her extensive leadership experience and because she is a distinguished engineer and academic leader in the field of engineering.

James E. Brancheau has served as a member of our board of directors since October 2004 and was a member of our compensation committee from January to December 2016. Mr. Brancheau provided engineering services to us on a part-time basis from January 2014 until December 31, 2017, when his consulting agreement terminated. Mr. Brancheau joined us in 1988 and held positions of increasing responsibility over the years, most recently serving as our chief technical officer from January 2005 to December 2013, when he assumed a consulting role for the Company. Mr. Brancheau holds a bachelor’s degree in mechanical engineering from the University of Detroit. We believe Mr. Brancheau is qualified to serve as a member of our board of directors because of his more than 40 years of experience in engineering, software development and technical management. Mr. Brancheau has a deep understanding of the technology, culture and operations of Altair.

Jan Kowal has served as a member of our board of directors since July 2013. Mr. Kowal is a member of our compensation committee, a role he has held since January 2016, a member of our audit committee, a role he has held since January 2017, and a member of our nominating and corporate governance committee, a role he has held since April, 2017. Mr. Kowal served as a consultant to Brose Fahrzeugteile GmbH & Co., an international automotive parts supplier based in Germany, and its affiliates in the United States and Europe from May 2015 to May 2017. Mr. Kowal served as the chairman of Brose Fahrzeugteile’s American subsidiary Brose North America, Inc. from August 2012 to May 2015 and as its president and chief executive officer, , leading an organization comprising of over 2,000 employees, prior to that. Mr. Kowal served on the board of directors of the Original Equipment Supplier Association from 2008 to 2013 and served as the chairman of the board of that entity in 2012. Mr. Kowal holds a master’s degree in mechanical engineering from Charmers University of Technology in Goteborg, Sweden. We believe Mr. Kowal is qualified to serve on our board of directors because of his substantial international business experience and deep familiarity with the automotive industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES.

Class II Directors Continuing in Office until the 2019 Annual Meeting

Trace Harris has served as a member of our board of directors since August 2016. Ms. Harris is the chair of our compensation committee, a role she has held since January 2017, and a member of our nominating and corporate governance committee, a role she has held since April 2017. Ms. Harris currently serves as the chief financial officer of A-List Services, LLC, an educational services provider, a position she has held since January 2017. From December 2014 to December 2016, Ms. Harris was a principal at T-Harris LLC, a media and education consulting firm. Prior to that, Ms. Harris spent 13 years, from September 2001 to November 2014, working in various roles at Vivendi S.A., most recently serving as senior vice president, strategy, finance and business innovation. Ms. Harris holds a bachelor’s degree in economics from Stanford University and a master’s degree in business administration with a concentration in finance from the Yale School of Management. We believe Ms. Harris is qualified to serve on our board of directors because of her significant corporate finance, operational and business experience.

Richard Hart has served as a member of our board of directors since April 2017. Mr. Hart is the chair of our corporate governance committee, and a member of our audit committee, roles he has held since April 2017. Mr. Hart currently serves as the chief strategy officer of Guidewire Software, Inc., a publicly-traded software publishing company, a position he has held since March 2018. Prior to serving as chief strategy officer, Mr. Hart was the company’s chief financial officer, a position he held from March 2015 through March 2018. Mr. Hart also serves as a member of the board of directors of Wonolo, Inc., a private on-demand labor and workforce staffing platform business, a position he has held since February 2016. Mr. Hart was a managing director at Deutsche Bank from May 2004 through November 2013. Mr. Hart holds a bachelor’s degree in physics from the University of Pennsylvania and a juris doctorate degree from the New York University School of Law. We believe Mr. Hart is qualified to serve on our board of directors because of his significant corporate finance, legal and business experience.

Class III Directors Continuing in Office until the 2020 Annual Meeting

James R. Scapa co-founded our company and has served as Chairman of our board of directors and our chief executive officer since 1992. Prior to his role as our chief executive officer, Mr. Scapa served as secretary and treasurer since our inception in 1985. Mr. Scapa holds a bachelor’s degree in mechanical engineering from Columbia University and a masters of business administration degree from the University of Michigan. We believe that the perspective and experience that Mr. Scapa brings as our chief executive officer and founder uniquely qualifies him to serve as the Chairman of our board of directors.

Steve Earhart has served as a member of our board of directors since May 2011. Mr. Earhart is the chair of our audit committee, a position he has held since January 2016, and a member of our compensation committee, a position he has held since January 2015. Mr. Earhart also serves as a member of the board of directors and audit committee chair of Mi9 Retail, Inc., a private company providing enterprise software solutions to retailers, a position he has held since December 2017. Mr. Earhart served as chief financial officer of World Kitchen, LLC, a branded consumer products company, from April 2012 to January 2017. From December 2007 to June 2010, Mr. Earhart served as executive vice president and chief financial officer of Torex Retail Holdings, Ltd., a retail software provider based in the United Kingdom. Mr. Earhart is a certified public accountant and holds a bachelor’s degree in business and accounting from the University of Illinois and master’s degree in business administration from the University of Wisconsin. We believe Mr. Earhart is qualified to serve on our board of directors because of his significant corporate finance, operational and business experience gained from holding senior executive positions at both publicly-traded and private technology and consumer companies.

CORPORATE GOVERNANCE MATTERS

Board of Director Composition

Our board of directors currently consists of seven members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met ten times in 2017. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). This is our first Annual Meeting of Stockholders since our initial public offering on October 31, 2017. Altair does not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

Because Mr. Scapa controls a majority of our outstanding voting power, we qualify as a “controlled company” under the corporate governance rules of the NASDAQ Stock Market LLC, or NASDAQ. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have an independent compensation committee or an independent nominating function. Notwithstanding our “controlled company” status, we intend to comply with the majority independence and independent compensation committee and nominating function requirements. Regardless of whether we qualify as a “controlled company”, we are required to have a fully independent audit committee subject to certain transition rules. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under the rules of the Nasdaq Global Select Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be independent, compensation committee members must not have a relationship with the issuer that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors determined that Messrs. Earhart, Hart and Kowal and Ms. Harris and Ms. Boyce do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Global Select Market. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section entitled “Transactions with Related Persons.”

Board Committees

Audit Committee

Our audit committee currently consists of Messrs. Earhart, as chair, Kowal and Hart, each of whom is “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards. Our board of directors has determined that Mr. Earhart qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules. In making this determination, our board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements.

Our audit committee’s responsibilities include:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the performance and independence of our independent registered public accounting firm;

•	approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

•	reviewing and approving in advance any proposed related-person transactions;

•	reviewing and discussing with management and the independent registered public accounting firm, if applicable, our guidelines and polices for risk assessment and risk management; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

All audit services to be provided to us and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our audit committee adopted a charter which is available on our website at www.investor.altair.com under the Governance section. Our audit committee met nine times in 2017.

Compensation Committee

Our compensation committee currently consists of Ms. Harris, as chair, and Messrs. Earhart and Kowal, each of whom is “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee’s responsibilities include:

•	reviewing and approving our chief executive officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans and benefits programs; and

•	preparing any compensation committee report that the SEC may require in our annual proxy statement.

The formal evaluation of the chief executive officer and the other executive officers is made in the context of annual compensation review by the compensation committee, which may include appropriate input from other members of the board of directors. The compensation committee’s evaluation is based on objective criteria, including performance of the business and accomplishment of long-term strategic objectives and annual operating plan performance in accordance with the principles and criteria established by the compensation committee. The evaluation of the compensation of executive officers other than the chief executive officer is done in consultation with the chief executive officer.

In discharging its responsibilities, our compensation committee works with members of our management, including our chief executive officer. Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The compensation committee solicits and reviews our chief executive officer’s recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation). Our chief executive officer recuses himself from, and is not present during, discussions and decisions regarding his own compensation.

Our compensation committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2017, the compensation committee engaged Compensia, Inc., a national compensation consulting firm (“Compensia”) as its compensation consultant to advise on executive and director compensation matters, including competitive market pay practices for senior executives and directors, and with the data analysis and selection of the compensation peer group. For 2017, the scope of Compensia’s engagement included:

•	the research, development, and review of our compensation peer group;

•	the review and analysis of the compensation for our executive officers;

•	the review and analysis of the compensation for our non-executive directors; and

•	support on other ad hoc matters throughout the year.

The terms of Compensia’s engagement include reporting directly to the compensation committee and to the compensation committee chair. Compensia also coordinates with our management for data collection and job matching for our executive officers. In 2017, Compensia did not provide any other services to us. The compensation committee has evaluated Compensia’s independence pursuant to the listing standards of the NASDAQ and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by Compensia.

Our compensation committee adopted a charter which is available on our website at www.investor.altair.com under the Governance section. Our compensation committee met five times in 2017.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Mr. Hart, as chair, Mr. Kowal and Ms. Harris, each of whom is “independent” as that term is defined under applicable NASDAQ listing standards. The nominating and corporate governance committee’s responsibilities include:

•	evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	developing and monitoring a set of corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and officers, other than related-person transactions reviewed by the audit committees.

Our nominating and corporate governance committee adopted a charter which is available on our website at www.investor.altair.com under the Governance section. Our nominating and corporate governance committee met once in 2017.

Stockholder nominations for directorships

Our nominating and corporate governance committee will consider potential director candidates recommended by stockholders as long as the stockholders comply with our certificate of incorporation and bylaws, in recommending a potential candidate. Stockholders who wish to recommend a candidate for nomination should contact our corporate secretary in writing and provide the following information:

•	the name and address of record of the stockholder;

•	a representation that the stockholder is a record holder of Altair’s securities (i) at the time of providing advanced notice of a director nominee pursuant to section 2.4(ii) of our bylaws, and (ii) on the record date for the determination of eligibility to vote at the annual meeting, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended;

•	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•	the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee;

•	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

•	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

•	the consent of the proposed director candidate to be named in the proxy statement relating to the Altair annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, our nominating and corporate governance committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its charter.

Board Leadership Structure and Role in Risk Oversight

The chief executive officer and Chairman positions are held by James Scapa. Mr. Scapa also beneficially owns approximately 51% of our common stock. Periodically, our Board assesses these roles and the board leadership structure to ensure the interests of Altair and our stockholders are best served. Our Board has determined that its current leadership structure is appropriate. James Scapa, as one of our founders and as our chief executive officer and Chairman, has extensive knowledge of all aspects of Altair, our business and risks, and our customers. Our Board has no Lead Independent Director; however, the Board may choose to elect one.

While management is responsible for assessing and managing risks to Altair, our Board is responsible for overseeing management’s efforts to assess and manage risk. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks, and our standing board committees. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Altair is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which Altair tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Altair Engineering Inc. 1460 Broadway, New York, New York 10036, Attention: Secretary.

Code of Business Conduct and Ethics

We maintain a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.altair.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Served as an Officer Since
James R. Scapa	61	Chairman, Chief Executive Officer and Director	1985
Brett Chouinard	53	President and Chief Operating Officer	2010
Howard N. Morof	57	Chief Financial Officer	2013
Massimo Fariello	56	Chief Strategy Officer	2015
James P. Dagg	51	Chief Technical Officer, Modeling/Visualization	2014
Dr. Uwe Schramm	60	Chief Technical Officer, Solvers/Optimization	2014
Mahalingam Srikanth	47	Chief Technical Officer, HPC/Cloud Solutions	2014
Jeffrey M. Brennan	51	Chief Marketing Officer	2010
Martin Nichols	55	Chief Information Officer	2011
Tom M. Perring	69	Chief Administrative Officer	2011
Nelson Dias	51	Chief Revenue Officer	2017

Our executive officers are elected by, and serve at the discretion of, our board of directors. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

James R. Scapa has served as our chief executive officer since 1992. For Mr. Scapa’s biography, please see the section above entitled “Class III Directors Continuing in Office until the 2020 Annual Meeting.”

Brett Chouinard has served as our President since January 1, 2018. He is also our chief operating officer, a position he has held since January 2010. Prior to his role as our chief operating officer, Mr. Chouinard served in various roles with us since 1994. Prior to joining us, Mr. Chouinard worked as an engineer at GE Aircraft, a subsidiary of General Electric, Inc. specializing in aircraft engines. Mr. Chouinard holds a bachelor’s degree in mechanical engineering from Michigan Technological University and a master’s degree in mechanical engineering from the University of Cincinnati.

Howard N. Morof has served as our chief financial officer since February 2013. Mr. Morof also served as a member of our board of directors from February 2011 to February 2013. Prior to joining us, Mr. Morof served as chief financial officer of North American Bancard, LLC, an independent merchant and credit card processing company, from February 2008 to February 2013. Mr. Morof is a certified public accountant and holds a master’s degree in taxation from Walsh College and a bachelor’s degree in business administration from the University of Michigan.

Massimo Fariello has served as our chief strategy officer since January 2015. Prior to this role, Mr. Fariello served as our senior vice president of corporate development from April 2013 to December 2014 and prior to that, as our senior vice president of software technology alliances and strategies from July 2011 to March 2013. Mr. Fariello received his master’s degree in automotive engineering from the Polytechnic University of Turin, Italy.

James P. Dagg has served as our chief technical officer of modeling and visualization since January 2014. Prior to this role, Mr. Dagg served from May 2008 to December 2013 as the vice president of our wholly-owned subsidiary solidThinking, Inc. Mr. Dagg holds a bachelor’s degree in mechanical engineering and a master’s degree in applied mechanics from the University of Michigan.

Dr. Uwe Schramm has served as our chief technical officer of solvers and optimization since January 2014. Prior to this role, Dr. Schramm served as managing director of Altair GmbH, our wholly-owned German subsidiary, from September 2011 to December 2013. Dr. Schramm holds a master’s degree and a doctorate degree in solid mechanics from the University of Rostock in Rostock, Germany.

Mahalingam Srikanth has served as our chief technical officer for HPC and cloud solutions since January 2014. Prior to this role, Mr. Srikanth was a senior vice president at Altair from July 2011 to November 2013 and a vice president at Altair from January 2008 to June 2011 at Altair. Mr. Srikanth holds a bachelor’s degree in computer science and engineering from Gulbarga University in Gulbarga, India and an executive masters of business administration from the Indian School of Business in Hyderabad, India.

Jeffrey M. Brennan has served as our chief marketing officer since January 2010. Prior to this role, Mr. Brennan served as vice president of the HyperWorks business unit from January 2002 to January 2010. Mr. Brennan joined Altair in June 1, 1992 as an engineering consultant. Mr. Brennan holds a bachelor’s degree in mechanical engineering from the University of Notre Dame and a master’s degree in mechanical engineering from the University of Michigan.

Martin Nichols has served as our chief information officer since July 2011. Prior to this role, Mr. Nichols served as our executive vice president of global alliances and operations from January 2010 to June 2011. Mr. Nichols joined Altair in July 1992 as a technical support engineer. Mr. Nichols holds a bachelor’s degree in mechanical engineering from the University of Michigan.

Tom M. Perring has served as our chief administrative officer since July 2011. Prior to this role, Mr. Perring served as our chief financial officer from January 2000 to April 2007 and January 2010 to July 2011. Mr. Perring joined Altair in 1993 as an account manager. Mr. Perring holds a bachelor’s degree and master’s degree in physics from Oakland University in Rochester, Michigan and a master of business administration degree from the University of Michigan.

Nelson Dias has served as our chief revenue officer since January 1, 2018, after serving as our Senior VP—Asia Pacific since 2006. Prior to running Altair’s APAC region, Mr. Dias was Managing Director of Altair India from 2002-2005. He has over 28 years of technical sales and management experience. Mr. Dias holds a Bachelor of Engineering in Computer Science degree from the University of Mumbai.

EXECUTIVE COMPENSATION

2017 Summary Compensation Table

Our named executive officers for the year ended December 31, 2017 are: James R. Scapa, Howard N. Morof and Massimo Fariello. The following table provides information regarding the total compensation for services rendered in all capacities earned by our named executive officers for the fiscal years ended December 31, 2017 and 2016.

Name and principal position	Year	Salary ($)	Option awards ($)(1)	Bonus ($)	Nonequity incentive plan compensation ($)		All other compensation ($)		Total ($)
James R. Scapa,
Chief Executive Officer and Chairman	2017	830,000	232,800	550,000	—		11,330	(2)(3)	1,624,130
	2016	809,000	—	310,000	—		11,330	(2)(3)	1,130,330

Howard N. Morof,
Chief Financial Officer	2017	340,000	52,815	—	122,195	(4)	9,200	(2)(5)	524,210
	2016	335,000	5,489	—	125,901	(4)	9,000	(2)(5)	475,590

Massimo Fariello,
Chief Strategy Officer(6)	2017	—	37,403	—	—		477,922	(7)	515,325
	2016	—	5,402	—	—		459,695	(8)	465,097

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the named executive officer computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in determining the grant date fair value of our equity awards, see the note titled “Fair value measurements” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017, to which reference is hereby made.
(2)	Includes a 401(k) matching contribution made by us under a matching program available to all participating employees.
(3)	Includes an annual automobile allowance of $9,330.
(4)	Amounts for Mr. Morof were paid pursuant to our Executive Bonus Pool, described under the heading below entitled “Executive Bonus Pool.” Payments under our Executive Bonus Pool are based on achievement of company financial targets and individual performance targets. Fifty percent (50%) of Mr. Morof’s target bonus was paid in equal monthly installments during the year, and the remainder was paid after final bonus amounts were determined in the first quarter of the following fiscal year.
(5)	Includes an automobile allowance of $600 per month.
(6)	Mr. Fariello provides consulting services to us through Advanced Studies Holding Future, Srl, an Italian entity controlled by Mr. Fariello which we refer to as AShF.
(7)	Compensation includes (i) base consulting fees, (ii) participation in our Executive Bonus Pool, described under the heading below entitled “Executive Bonus Pool,” and (iii) special payments equal to fifty percent (50%) of the sum of each base consulting fee and each bonus payment. For 2017, compensation included (i) base consulting fees of $231,668, (ii) target bonus payments of $86,947, and (iii) special payments of $159,307. Sixty percent (60%) of the bonus payments were paid in monthly installments during the year, and the remainder was paid after final bonus amounts were determined in the first quarter of the following fiscal year. Special payments are made at the time of payment of the base consulting and bonus payments. The average exchange rate we used for fiscal year 2017 was €1.00 to $1.1301 based on a publicly published exchange rate by an independent third party.
(8)	Compensation includes (i) base consulting fees, (ii) participation in our Executive Bonus Pool, described under the heading below entitled “Executive Bonus Pool,” and (iii) special payments equal to fifty percent (50%) of the sum of each base consulting fee and each bonus payment. For 2016, compensation included (i) base consulting fees of $221,380, (ii) target bonus payments of $85,083, and (iii) special payments of $153,231. Sixty percent (60%) of the bonus payments were paid in monthly installments during the year, and the remainder was paid after final bonus amounts were determined in the first quarter of the following fiscal year. Special payments are made at the time of payment of the base consulting and bonus payments. The average exchange rate we used for fiscal year 2016 was €1.00 to $1.1069 based on a publicly published exchange rate by an independent third party.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with our Named Executive Officers

James Scapa

Mr. Scapa is not party to an employment agreement or offer letter with Altair. Mr. Scapa’s employment with Altair is at-will. His current base salary is $830,000, and he is eligible for a target bonus of $500,000 for fiscal 2018 in the discretion of our compensation committee. In addition, he receives an annual automobile allowance in the amount of $9,330. He is also eligible to earn a matching contribution to our 401(k) Plan as determined annually by us.

Howard N. Morof Employment Letter

We entered into an employment letter with Howard N. Morof, our chief financial officer, on January 10, 2013, which was subsequently amended and restated on July 19, 2017, to among other things, reflect his current compensation and to add language to address provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The employment letter has an indefinite term, and Mr. Morof’s employment is at-will.

Mr. Morof’s current annual base salary is $340,000. In addition, he is entitled to an automobile allowance of $600 per month, and he is currently eligible to earn annual incentive compensation with a target bonus equal to $150,000, payable from our Executive Bonus Pool applicable to other members of our senior executive team. He is also eligible to earn a matching contribution to our 401(k) Plan as determined annually by us.

If Mr. Morof resigns from employment for good reason, or is terminated without cause, he is entitled to 12 months of base salary plus any accrued annual bonus and a prorated annual bonus for the year of termination. He is also entitled to continued participation in our employee benefit programs, as if still employed as chief financial officer, during that 12 month period.

Pursuant to Mr. Morof’s employment letter, if Mr. Morof is involuntarily terminated for any reason other than cause or if Mr. Morof voluntarily terminates his employment for good reason within the one month prior to, or twelve months following, a change in control (as defined in our 2012 Plan) Mr. Morof will also be entitled to a one-time special bonus equal to $500,000, payable in full within three business days following such termination.

For purposes of Mr. Morof’s employment letter, “cause” means the occurrence of any of the following:

•	a felony conviction or admission of guilt (other than as relates to a misdemeanor motor vehicle accident);

•	any material (i) willful, intentional, or deliberate neglect of Mr. Morof’s proper responsibilities, or (ii) non-compliance by Mr. Morof with the lawful and reasonable orders or directions of our chief executive officer and/or our board of directors;

•	participation in a fraud or act of dishonesty against us; or

•	other material non-compliance with our policies or guidelines generally applicable to our C-level executives that results in substantial injury to us.

For purposes of Mr. Morof’s employment letter, “good reason” means the occurrence of any of the following:

•	a material diminution in Mr. Morof’s duties or responsibilities or the assignment to Mr. Morof of duties that are materially inconsistent with his duties as our chief financial officer;

•	any material reduction in Mr. Morof’s compensation and benefit opportunities, unless applied in a substantially equal or pro rata fashion across our C-level executives; or

•	the requirement to relocate Mr. Morof’s principal place of employment more than 30 miles from our Troy, Michigan offices.

Mr. Morof is required to provide written notice of any such good reason condition and we shall have 30 days from receipt of such written notice to remedy such condition.

AShF, Srl Consulting Agreement

We entered into a consulting agreement with AShF, a Società a Responsabilità Limitata incorporated under the laws of Italy, which is effective as of January 1, 2017 and was subsequently amended effective as of January 1, 2017. AShF is wholly-owned by our chief strategy officer, Massimo Fariello, and Mr. Fariello serves as chief executive officer of AShF.

Under the consulting agreement, AShF agreed to make available Mr. Fariello to provide services to us, and Mr. Fariello would be located in Torino, Italy. The consulting agreement will continue for a one year initial term that is projected to end December 31, 2017, and is renewed automatically for additional successive terms of one year each, except that either we or AShF may terminate the agreement at any time upon sixty days prior written notice to the other party.

AShF’s compensation includes (i) base consulting fees, which are currently €215,000 per year, (ii) participation in our Executive Bonus Pool, the terms of which are described below under the heading “Executive compensation—Employee benefit and equity compensation plans—Executive bonus pool” with an annual target bonus equal to €95,000 and (iii) a special payment equal to fifty percent (50%) of each base consulting fee payment and each target bonus payment. In addition, we reimburse AShF for actual out-of-pocket expenses incurred in furtherance of AShF’s performance of services, plus travel expenses, other than vehicle expenses for travel by car within Italy.

Payments upon Change of Control

Each of Messrs. Morof and Fariello are party to certain stock option agreements with us which provide that if such individual’s employment is terminated by us for any reason other than cause or by the named executive officer voluntarily for good reason (each as defined in our 2012 Plan) within one month prior to or within 12 months following a change in control (as defined in our 2012 Plan), all unvested options shall vest in full.

Mr. Morof’s employment letter also provides for certain severance benefits, the terms of which are described above under the heading above entitled “Howard N. Morof Employment Letter.”

Outstanding Equity Awards at Fiscal Year End Table 2017

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2017.

			Option awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
James R. Scapa	6/9/2017	(1)	—	120,000	5.18	6/29/2027
Howard N. Morof	8/6/2013	(2)	418,920	—	2.48	8/5/2023
	12/15/2014	(3)	2,595	865	3.79	12/14/2024
	12/17/2015	(4)	1,512	1,512	3.84	12/16/2025
	5/17/2016	(5)	968	2,904	3.64	5/16/2026
	6/9/2017	(1)	—	27,224	5.18	6/29/2027
Massimo Fariello	7/1/2010	(6)	60,000	—	0.64	6/30/2020
	12/21/2012	(7)	800	—	2.48	11/20/2022
	12/15/2014	(3)	2,376	792	3.79	12/14/2024
	12/17/2015	(4)	1,626	1,626	3.84	12/16/2025
	5/17/2016	(5)	951	2,853	3.64	5/16/2026
	6/9/2017	(1)	—	19,280	5.18	6/29/2027

(1)	One-fourth of the Class A shares subject to the option are scheduled to vest on each of the next four anniversaries of June 9th thereafter, in each case, subject to continued employment with us.
(2)	All of the Class A shares subject to the option were fully vested as of August 6, 2017.
(3)	One-fourth of the Class A shares subject to the option vested on each of December 15, 2015, December 15, 2016, and December 15, 2017 and one-fourth of the Class A shares subject to the option are scheduled to vest on December 15, 2018, subject to continued employment with us.
(4)	One-fourth of the Class A shares subject to the option vested on December 17, 2016, and December 17, 2017, and one-fourth of the Class A shares subject to the option are scheduled to vest on each of the next two anniversaries of December 17th thereafter, in each case, subject to continued employment with us.

(5)	One-fourth of the Class A shares subject to the option vested on May 17, 2017, and one-fourth of the Class A shares subject to the option are scheduled to vest on each of the next three anniversaries of May 17th thereafter, in each case, subject to continued employment with us.
(6)	All of the Class A shares subject to the option were fully vested as of July 1, 2010.
(7)	All of the Class A shares subject to the option were fully vested as of December 21, 2016.

See the text following the heading above entitled “Payments upon Change in Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.

Equity Compensation Plans

We have granted outstanding equity awards under the Altair Engineering Inc. 2001 Non-Qualified Stock Option Plan (the “2001 NQSO Plan”), the Altair Engineering Inc. 2001 Incentive and Non-Qualified Stock Option Plan (the “2001 ISO and NQSO Plan”), the Altair Engineering Inc. 2012 Incentive and Non-Qualified Stock Option Plan (the “2012 Plan”) and the Altair Engineering Inc. 2017 Equity Incentive Plan (the “2017 Plan”). On a going forward basis, we expect to grant awards to eligible participants only under the 2017 Plan.

401(k) Plan

We maintain a tax-qualified retirement plan, or our 401(k) Plan, that provides eligible employees in the United States with an opportunity to save for retirement on a tax-advantaged basis. Under the terms of our 401(k) Plan, participants are able to defer up to 80% of their eligible compensation subject to applicable annual Internal Revenue Service limits. Participants are immediately and fully vested in their own contributions. Our 401(k) Plan permits us to make discretionary matching contributions and discretionary contributions to eligible participants, subject to five year graded vesting: twenty percent (20%) vests after one year, forty percent (40%) after two years, sixty percent (60%) after three years, eighty percent (80%) after four years and 100% after five years. Our 401(k) Plan has an automatic enrollment feature for all employees hired on or after April 1, 2014, automatically withholding elective deferrals equal to 3% of eligible compensation, unless the participant affirmatively changes the deferral amount.

Executive Bonus Pool

Each year we establish an annual executive bonus pool, or our Executive Bonus Pool, for (i) our C-level executive officers, excluding our chief executive officer, (ii) employees who report directly to our chief executive officer and (iii) vice presidents in key positions as selected by us. Incentives under our Executive Bonus Pool are based upon each individual’s target amount as set and approved by our chief executive officer, multiplied by the achievement of (i) certain company financial targets and (ii) certain individual performance targets. Individuals are paid fifty percent (50%) of their potential bonus under our Executive Bonus Pool in equal monthly installments each year, and any additional earned bonus is paid after final bonus amounts are determined. We retain the right to change or suspend payment of potential bonuses at any time.

DIRECTOR COMPENSATION

Director Compensation Table 2017

Non-executive directors are entitled to receive fees for their services as directors. Directors are also eligible for equity awards under our 2017 Plan. We reimburse our directors who are not executive officers for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board of directors and committee meetings. The table below shows the total compensation paid to or earned by each of our directors who are not executive officers during fiscal 2017 for service on our board of directors and on committees of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)			Total ($)
James E. Brancheau	$20,000	$—		$17,700	(3)	$37,700
Stephen Earhart	$33,500	$7,440	$			$40,940
Trace Harris	$30,500	$7,440	$			$37,940
Jan Kowal	$32,000	$7,440	$			$39,440
Richard Hart(4)	$32,000	$44,640	$			$76,640

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the directors in 2017, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in determining the grant date fair value of our equity awards, see the note titled “Fair value measurements” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017, to which reference is hereby made.
(2)	As of December 31, 2017, Mr. Brancheau held unexercised options to purchase 3,168 shares of our Class A common stock, Mr. Earhart held unexercised options to purchase 4,000 shares of our Class A common stock, Ms. Harris held unexercised options to purchase 24,000 shares of our Class A common stock, Mr. Kowal held unexercised options to purchase 24,000 shares of our Class A common stock and Mr. Hart held unexercised options to purchase 24,000 shares of our Class A common stock.
(3)	Reflects consulting fees paid to Mr. Brancheau for engineering services provided to us until December 31, 2017, when his consulting agreement terminated. Mr. Brancheau provided these engineering consulting services at a rate of $150 per hour.
(4)	Mr. Hart joined our board of directors on April 1, 2017.

For 2018, non-executive directors will be entitled to receive $40,000 for general Board service, annual restricted stock unit grants (to be granted at the time of the Annual Meeting) covering 3,000 shares of Class A common stock, $20,000 for service as the chair of our three standing Board committees- Audit, Compensation, and Nominating and Corporate Governance – and $10,000 for service as a non-chair member of our three standing Board committees.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Altair Engineering Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2017 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2017.

2.	The Audit Committee has discussed with representatives of Ernst & Young LLP, the Company’s independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

3.	The Audit Committee has discussed with representatives of Ernst & Young LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Audit Committee,

Steve Earhart, Chair

Jan Kowal

Richard Hart

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2018 (the “Beneficial Ownership Date”) with respect to the beneficial ownership of Class A common stock and Class B common stock of Altair by the following: (i) each of Altair’s current directors; (ii) each of Altair’s named executive officers; (iii) all of Altair’s current executive officers and directors as a group; and (v) each person known by Altair to own beneficially more than five percent (5%) of the outstanding shares of the Company’s Class A common stock or Class B common stock.

The amounts and percentage of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date (“Presently Exercisable Options”), if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

The table reflects 27,357,012 shares of Class A and 36,507,676 shares of Class B common stock outstanding as of the Beneficial Ownership Date plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Altair Engineering Inc. at 1820 E Big Beaver Rd, Troy MI 48083.

	Class A Common Stock		Class B Common Stock		Percent of Total Voting Power
Name of Beneficial Owner	Shares	%	Shares	%	%
5% Stockholders:
James R. Scapa(1)	—	—	20,075,420	54.99	51.16
George J. Christ(2)	—	—	13,770,732	37.72	35.09
Mark E. Kistner	—	—	2,661,524	7.29	6.78
Regu Ramoo(3)	1,475,108	5.12	—	—	*
Robert B. Little(4)	1,478,024	5.40	—	—	*
Entities affiliated with Bamco Inc.(5)	2,100,528	7.86	—	—	*
Entities affiliated with Neuberger Berman Group LLC(6)	1,390,566	5.20	—	—	*

Named Executive Officers and Directors (other than Mr. Scapa)					*
Howard N. Morof(7)	712,849	2.54	—	—	*
Massimo Fariello(8)	403,524	1.45	—	—	*
James E. Brancheau(9)	1,263,168	4.62	—	—	*
Steve Earhart(10)	41,000	*	—	—	*
Jan Kowal(11)	21,000	*	—	—	*
Trace Harris(12)	11,000	*	—	—	*
Richard Hart(13)	6,000	*	—	—	*
Mary C. Boyce (14)	—	—	—	—	—
All executive officers and directors as a group (17 individuals)(15)	4,343,170	15.41	20,075,420	54.99	52.15

(*)	Represents beneficial ownership of less than 1%
(1)	Consists of (i) 12,651,416 shares of Class B common stock held of record by Mr. Scapa as trustee of the James R. Scapa Declaration of Trust dated March 5, 1987, and (ii) 7,424,004 shares of Class B common stock held of record by JRS Investments, LLC. Mr. Scapa is the manager of JRS Investments, LLC and has voting and investment power over the securities held by JRS Investments, LLC. Excludes 120,000 shares subject to options for Class A common stock and 20,000 shares of Class A common stock subject to a restricted stock unit award which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.
(2)	Consists of (i) 8,546,728 shares of Class B common stock held of record by George J. Christ and Deborah M. Christ, as trustees of the Christ Revocable Trust dated May 8, 2015, and (ii) 5,224,004 shares of Class B common stock held of record by GC Investments, LLC. Mr. Christ is the manager of GC Investments, LLC and has voting and investment power over the securities held by GC Investments, LLC.
(3)	Includes 1,455,108 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, all of which are vested as of such date.
(4)	Includes 2,916 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, 2,423 of which are vested as of such date and 493 of which shall vest on May 17, 2018. Excludes 2,124 shares subject to options for Class A common stock which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.
(5)	Based on Schedule 13G filed with the SEC on February 14, 2018. The address of the shareholder is 767 Fifth Avenue, 49th Floor, New York, NY 10153. BAMCO, Inc. (“BAMCO”) and Baron Capital Management, Inc. (“BCM”) are subsidiaries of Baron Capital Group, Inc. (“BCG”) and Ronald Baron owns a controlling interest in BCG. The advisory clients of BAMCO and BCM have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Altair’s Class A common stock in their accounts. To the best of the filing persons’ knowledge, no such person has such interest relating to more than 5% of the outstanding class of securities.
(6)	Based on Schedule 13G filed with the SEC on February 14, 2018. The address of the shareholder is 1290 Avenue of the Americas, New York, NY 10104. Neuberger Berman Group LLC and its affiliates may be deemed to be beneficial owners of securities for purposes of Exchange Act Rule 13d-3 because they or certain affiliated persons have shared power to retain, dispose of or vote the securities of unrelated clients. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities of those clients. The clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. No one client has an interest of more than 5% of Altair.
(7)	Consists of (i) 160,372 shares of Class A common stock held of record by Mr. Morof as trustee of the Howard N. Morof Revocable Trust dated August 7, 1992, (ii) 141,080 shares of Class A common stock held of record by Mr. Morof as trustee of the Howard N. Morof Irrevocable Grantor Trust dated September 11, 2017 and (iii) 404,591 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, 403,623 of which are vested as of such date and 968 of which shall vest on May 17, 2018.. Excludes 31,537 options for Class A common stock, and 2,070 shares of Class A common stock subject to a restricted stock unit award, which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.
(8)	Consists of (i) 332,000 shares of Class A common stock held of record by Advanced Studies Holding Future Srl, an Italian company, and (ii) 66,704 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, 65,753 of which are vested as of such date and 951 of which shall vest on May 17, 2018. Excludes 23,600 shares subject to options for Class A common stock, and 2,070 shares of Class A common stock subject to a restricted stock unit award, which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.
(9)	Includes 3,168 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, all of which are vested as of such date.
(10)	Excludes 4,000 options for Class A common stock which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.

(11)	Consists of 20,000 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date all of which are vested as of such date. Excludes 4,000 options for Class A common stock which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.
(12)	Consists of 10,000 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date all of which are vested as of such date. Excludes 14,000 options for Class A common stock which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.
(13)	Excludes 24,000 options for Class A common stock which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.
(14)	Excludes 10,000 shares of Class A common stock subject to a restricted stock unit award, which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.
(15)	Consists of (i) 2,781,664 shares of Class A common stock beneficially owned by our executive officers and directors, (ii) 20,075,420 shares of Class B common stock beneficially owned by our executive officers and directors, and (iii) 1,561,506 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, 1,552,419 of which are vested as of such date and 9,087 of which will vest on May 17, 2018. Excludes 427,913 shares subject to options exercisable for Class A common stock, and 49,665 shares of Class A common stock subject to restricted stock unit awards, which vest subject to time-based vesting conditions and that will not be satisfied within 60 days of the Beneficial Ownership Date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to our compensation plans under which the issuance of Altair Engineering Inc. securities were authorized as of December 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)(2)
Equity compensation plans approved by security holders(1)	8,877,036	$0.95	6,149,680
Equity compensation plans not approved by security holders	—	$—	—

Total	8,877,036	$0.95	6,149,680

(1)	The amounts shown in this row include securities under the Altair Engineering Inc. 2001 NQSO Plan, the 2001 ISO and NQSO Plan, the 2012 Plan and the 2017 Plan.
(2)	In accordance with the “evergreen” provision in our 2017 Plan, an additional 1,896,995 shares of our Class A common stock were automatically made available for issuance on the first day of 2018, which represents 3% of the number of shares of both our Class A common stock and Class B common stock outstanding on December 31, 2017; these shares are excluded from this calculation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2017, all reports required to be filed under Section 16(a) during 2017 were filed on a timely basis.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2017, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Redemptions of our Class A and Class B Common Stock

On May 1, 2015, we redeemed 200,000 shares of our Class A Common Stock held by Upali Fonseka, who was one of our holders of more than 5% of our outstanding capital stock for a portion of 2017 but is no longer a 5% holder, for an aggregate purchase price of $711,000.00, payable in 12 equal quarterly installments with an interest rate of 1% per year, commencing on August 1, 2015 and ending on May 1, 2018.

On December 1, 2016, we redeemed 113,388 shares of our Class B Common Stock held by George J. Christ and Deborah M. Christ, Trustees of The Christ Revocable Trust dated May 8, 2015, one of the holders of more than 5% of our outstanding capital stock, for an aggregate purchase price of $540,010, which was paid in nine equal monthly installments commencing on January 10, 2017 and ending on September 10, 2017.

On December 1, 2016, we redeemed 59,108 shares of our Class A Common Stock held by James E. Brancheau & Paula M. Brancheau JTWROS for an aggregate purchase price of $267,316, which was paid in 11 installments and accrued interest at a rate of 1% per month. We paid the first installment of $22,464 on January 10, 2017 and paid the remainder of the purchase price, plus interest, in 10 equal monthly installments commencing on February 10, 2017 and ending on November 10, 2017.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had, or will have a direct or indirect material interest. Under our related party transaction policy, our management will be required to submit any related person transaction not previously approved or ratified by our audit committee to our audit committee. In approving or rejecting the proposed transactions, our audit committee will take into account all of the relevant facts and circumstances available.

PROPOSAL 2: RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

The Audit Committee has reappointed Ernst & Young LLP as our independent registered public accounting firm to audit the financial statements of Altair for the fiscal year ending December 31, 2018, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as a public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees paid for professional services rendered by Ernst & Young LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2017	2016
	(In thousands)
Audit Fees	$2,966	$1,701
Audit-Related Fees	$—	$—
Tax Fees	$597	$559
All Other Fees	$—	$—

Total Fees	$3,563	$2,260

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial and tax due diligence related to business acquisitions.

Tax Fees

Tax fees represent fees billed for tax compliance, consultation and planning services.

Pre-Approval Policy and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of All Other Fees as described above is compatible with maintaining Ernst & Young LLP’s independence and has determined that such services for fiscal years 2016 and 2017 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

Review of Financial Statements

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”) receiving written disclosures from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2019 Annual Meeting

Any stockholder proposals submitted for inclusion in Altair’s proxy statement and form of proxy for our 2019 Annual Meeting of Stockholders must be received by Altair no later than December 27, 2018 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Altair Engineering Inc., 1460 Broadway, New York, New York 10036, Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2019 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by Altair at our principal executive office if received no later than March 12, 2019 and no earlier than February 10, 2019; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by Altair at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by Altair. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Altair Engineering Inc., 1460 Broadway, New York, New York 10036, Attn.: Secretary

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Altair Engineering Inc., 1460 Broadway, New York, New York 10036, Attn.: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2017 and certain other related financial and business information are contained in our 2017 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: 1460 Broadway, New York, New York 10036, Attn.: Secretary or by phone at (248) 614-2400 x 346. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties at the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ James R. Scapa
James R. Scapa,
Chief Executive Officer

April 26, 2018

Troy, Michigan

ALTAIR ENGINEERING INC. 1820 EAST BIG BEAVER ROAD TROY, MICHIGAN 48083

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 13, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 13, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E46203-P08685 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALTAIR ENGINEERING INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors (each for Class I to serve until the 2021 annual meeting of stockholders)
	Nominees:	For	Against	Abstain

	1a. James Brancheau	☐	☐	☐

	1b. Mary C. Boyce	☐	☐	☐

	1c. Jan Kowal	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E46204-P08685

ALTAIR ENGINEERING INC. Annual Meeting of Stockholders June 14, 2018 9:00 AM This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) James R. Scapa and Howard Morof, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ALTAIR ENGINEERING INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 14, 2018, at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, NY 10020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side